Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-152310, 333-141100 and 333-164889), Form S-8 (Nos. 333-1267574, 333-130337 and 333-161409) and Form S-11 (No. 333-121883) of Medical Properties Trust, Inc. of our report dated February 29, 2012 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Birmingham, Alabama

February 29, 2012